                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                  ------------



                 AMENDMENT NO. 1 TO CURRENT REPORT ON FORM 8-K
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                             Aspen Technology, Inc.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


          Delaware                0-24786                       04-2739697
--------------------------------------------------------------------------------
(State or Other Jurisdiction     (Commission                   (IRS Employer
       of Incorporation)         File Number)                Identification No.)


Ten Canal Park, Cambridge, Massachusetts                                  02141
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code      (617) 949-1000
                                                  ------------------------------


                                 Not Applicable
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

                                  ------------


     The undersigned Registrant hereby amends the following items, financial statements, exhibits and other portions of its Current Report on Form 8-K dated May 27, 1998, as set forth in the pages attached hereto:

Item 5.  Other Events.

         On May 27, 1998, pursuant to an Agreement and Plan of Reorganization dated as of April 28, 1998 among Aspen Technology, Inc. ("AspenTech"), AT Acquisition Corp., a Delaware corporation and wholly owned subsidiary of AspenTech, Chesapeake Decision Sciences, Inc., a New Jersey corporation ("Chesapeake"), and Dr. Thomas E. Baker, a stockholder of Chesapeake, AspenTech acquired Chesapeake by means of a statutory merger (the "Merger") of Acquisition Corp. into Chesapeake, with Chesapeake remaining as the surviving corporation in the Merger. As a result of the Merger, Chesapeake became a wholly owned subsidiary of AspenTech.

         AspenTech accounted for the acquisition of Chesapeake under the "pooling-of-interests" accounting method. AspenTech has included herein its consolidated financial statements reflecting the combined operations of AspenTech and Chesapeake as if the two entities had operated as one entity since inception. These consolidated financial statements are substantially identical to the supplemental consolidated financial statements initially filed with this Form 8-K. The principal difference between the two is that the supplemental consolidated financial statements are now the historical financial statements for AspenTech due to AspenTech publishing post merger results. The disclosure set forth under "Item 5. Other Events" in the Form 8-K as initially filed, other than the consolidated financial statements included therein, has not been restated, but shall continue to constitute a portion of this Form 8-K as amended. All references to supplemental consolidated financial statements in "Item 5. Other Events" of the Form 8-K as initially filed shall be deemed to refer to the equivalent consolidated financial statements included herewith.

         AspenTech has filed as Exhibit 99.1 hereto a copy of its press release dated August 11, 1998, with respect to its financial results for the quarter and year ended June 30, 1998.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                    ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS, INCLUDING CHESAPEAKE
  DECISION SCIENCES, INC.:
  Report of Independent Public Accountants..................  F-2
  Consolidated Balance Sheets as of June 30, 1996 and 1997
     and March 31, 1998 (Unaudited).........................  F-3
  Consolidated Statements of Operations for the Years Ended
     June 30, 1995, 1996 and 1997 and for the Nine Months
     Ended March 31, 1997 and 1998 (Unaudited)..............  F-5
  Consolidated Statements of Stockholders' Equity for the
     Years Ended June 30, 1995, 1996 and 1997 and for the
     Nine Months Ended March 31, 1998 (Unaudited)...........  F-6
  Consolidated Statements of Cash Flows for the Years Ended
     June 30, 1995, 1996 and 1997 and for the Nine Months
     Ended March 31, 1997 and 1998 (Unaudited)..............  F-7
  Notes to Consolidated Financial Statements................  F-9

                  REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS ON
                       CONSOLIDATED FINANCIAL STATEMENTS

To Aspen Technology, Inc.:

     We have audited the accompanying consolidated balance sheets of Aspen Technology, Inc. (a Delaware corporation) and subsidiaries as of June 30, 1996 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended June 30, 1997. The consolidated statements give retroactive effect to the merger with Chesapeake Decision Sciences, Inc. and subsidiaries (CDI) on May 27, 1998, which has been accounted for as a pooling of interests as described in Note 1. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the supplemental financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, based upon our audit, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Aspen Technology, Inc. and subsidiaries as of June 30, 1996 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1997, after giving retroactive effect to the merger with CDI as described in Note 1, all in conformity with generally accepted accounting principles.

/s/ Arthur Andersen LLP

Boston, Massachusetts
May 29, 1998

                    ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                               JUNE 30,
                                                         --------------------     MARCH 31,
                                                           1996        1997         1998
                                                           ----        ----       ---------
                                                                                 (UNAUDITED)
                                           ASSETS
Current assets:
  Cash and cash equivalents............................  $ 14,773    $ 18,284     $ 25,546
  Short-term investments...............................    38,821      16,622        9,172
  Accounts receivable, net of reserves of $731 in 1996,
     $840 in 1997 and $1,429 in 1998...................    41,217      46,997       59,751
  Unbilled services....................................     7,634      12,444       18,282
  Current portion of long-term installments receivable,
     net of unamortized discount of $930 in 1996, $815
     in 1997 and $977 in 1998..........................    12,068      19,063       21,447
  Prepaid expenses and other current assets............     4,181       8,876        9,590
                                                         --------    --------     --------
          Total current assets.........................   118,694     122,286      143,788
                                                         --------    --------     --------

Long-term installments receivable, net of unamortized
  discount of $5,027 in 1996, $7,386 in 1997 and $6,438
  in 1998..............................................    17,708      30,963       29,698
                                                         --------    --------     --------

Property and leasehold improvements, at cost:
  Land.................................................       350         664          728
  Building and improvements............................     5,000       6,499        8,749
  Computer equipment...................................    18,813      24,774       31,938
  Purchased software...................................     3,056       9,934       14,983
  Furniture and fixtures...............................     3,833       7,941        9,402
  Leasehold improvements...............................       698       2,618        4,505
                                                         --------    --------     --------
                                                           31,750      52,430       70,305
Less -- Accumulated depreciation and amortization......    12,961      21,271       30,315
                                                         --------    --------     --------
                                                           18,789      31,159       39,990
                                                         --------    --------     --------

Computer software development costs, net of accumulated
  amortization of $3,908 in 1996, $5,051 in 1997 and
  $5,832 in 1998.......................................     1,817       3,058        5,272
                                                         --------    --------     --------
Land...................................................       925         925          925
                                                         --------    --------     --------
Intangible assets, net of accumulated amortization of
  $819 in 1996, $3,347 in 1997 and $5,352 in 1998......     9,129      12,768       13,574
                                                         --------    --------     --------
Other assets...........................................     1,924       2,386        2,841
                                                         --------    --------     --------
                                                         $168,986    $203,545     $236,088
                                                         ========    ========     ========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                    ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                               JUNE 30,
                                                         --------------------     MARCH 31,
                                                           1996        1997         1998
                                                           ----        ----       ---------
                                                                                 (UNAUDITED)
                            LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Current portion of long-term obligations.............  $    425    $    288     $  1,581
  Accounts payable.....................................     6,584       7,442        5,541
  Accrued expenses.....................................    16,417      17,968       21,803
  Unearned revenue.....................................     8,967       4,294        4,822
  Deferred revenue.....................................    10,943      16,730       21,861
  Deferred income taxes................................     2,798       1,775        5,486
                                                         --------    --------     --------
          Total current liabilities....................    46,134      48,497       61,094
                                                         --------    --------     --------
Long-term obligations, less current portion............       706         462        3,315
                                                         --------    --------     --------
Deferred revenue, less current portion.................     8,279       9,441       10,068
                                                         --------    --------     --------
Other liabilities......................................     1,757         942          741
                                                         --------    --------     --------
Deferred income taxes..................................     7,633       6,789        9,893
                                                         --------    --------     --------
Commitments and contingencies (Notes 10, 11 and 12)
Stockholders' equity:
  Common stock, $.10 par value --
     Authorized -- 40,000,000 shares
     Issued -- 20,758,343 shares, 22,342,399 shares and
       24,404,639 shares in 1996, 1997 and 1998,
       respectively....................................     2,076       2,235        2,440
  Additional paid-in capital...........................   110,388     128,344      138,466
  Retained earnings (Accumulated deficit)..............    (7,121)      7,607       10,695
  Cumulative translation adjustment....................      (362)       (261)        (100)
  Treasury stock, at cost -- 230,396 shares, 230,330
     shares and 230,330 shares of common stock in 1996,
     1997 and 1998, respectively.......................      (502)       (502)        (502)
  Unrealized gain (loss) on investments................        (2)         (9)         (22)
                                                         --------    --------     --------
          Total stockholders' equity...................   104,477     137,414      150,977
                                                         --------    --------     --------
                                                         $168,986    $203,545     $236,088
                                                         ========    ========     ========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                    ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                           NINE MONTHS ENDED
                                              YEARS ENDED JUNE 30,             MARCH 31,
                                          -----------------------------   -------------------
                                           1995       1996       1997       1997       1998
                                           ----       ----       ----       ----       ----
                                                                              (UNAUDITED)
Revenues:
  Software licenses.....................  $49,479   $ 70,199   $103,179   $ 71,741   $ 95,544
  Service and other.....................   16,540     44,619     90,891     65,858     82,500
                                          -------   --------   --------   --------   --------
                                           66,019    114,818    194,070    137,599    178,044
                                          -------   --------   --------   --------   --------
Expenses:
  Cost of software licenses.............    3,080      3,992      5,539      4,090      4,964
  Cost of service and other.............   10,052     27,220     54,006     39,315     48,342
  Selling and marketing.................   24,276     36,610     56,034     40,223     52,683
  Research and development..............   12,652     22,310     33,580     23,686     31,519
  General and administrative............    5,679     10,715     17,072     12,854     14,650
  Charge for in-process research and
     development........................       --     24,421      8,664      8,664      8,472
  Costs related to acquisition..........      950         --         --         --        984
                                          -------   --------   --------   --------   --------
                                           56,689    125,268    174,895    128,832    161,614
                                          -------   --------   --------   --------   --------
     Income (loss) from operations......    9,330    (10,450)    19,175      8,767     16,430
Foreign currency exchange gain (loss)...       34       (223)      (236)      (110)      (365)
Income on equity in joint ventures......       22         10         26         --         45
Interest income.........................    3,138      3,745      5,556      3,984      4,305
Interest expense on subordinated notes
  payable to a related party............     (369)      (377)        --         --         --
Other interest expense..................     (192)      (946)      (151)      (117)      (147)
                                          -------   --------   --------   --------   --------
     Income (loss) before provision for
       income taxes.....................   11,963     (8,241)    24,370     12,524     20,268
Provision for income taxes..............    4,854      6,146     10,169      6,268     10,324
                                          -------   --------   --------   --------   --------
     Net income (loss)..................  $ 7,109   $(14,387)  $ 14,201   $  6,256   $  9,944
                                          =======   ========   ========   ========   ========
Net income (loss) per share:
  Diluted...............................  $  0.42   $  (0.83)  $   0.63   $   0.28   $   0.41
                                          =======   ========   ========   ========   ========
  Basic.................................  $  0.46   $  (0.83)  $   0.66   $   0.30   $   0.43
                                          =======   ========   ========   ========   ========
Weighted average shares outstanding:
  Diluted...............................   17,113     17,432     22,707     22,596     24,432
                                          =======   ========   ========   ========   ========
  Basic.................................   15,321     17,432     21,368     21,190     23,101
                                          =======   ========   ========   ========   ========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                    ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                CLASS A, CLASS B
                                                                 AND SERIES C-1
                                                                   CONVERTIBLE
                                                                 PREFERRED STOCK          COMMON STOCK
                                                              ---------------------   ---------------------   ADDITIONAL
                                                              NUMBER OF               NUMBER OF    $.10 PAR    PAID-IN
                                                               SHARES     PAR VALUE     SHARES      VALUE      CAPITAL
                                                              ---------   ---------   ----------   --------   ----------
Balance, June 30, 1994......................................   356,986      $ 177      8,339,148    $  834     $ 18,092
 Issuance of common stock in a public offering, net of
   issuance costs of $1,223.................................        --         --      3,100,000       310       17,539
 Issuance of common stock under employee stock purchase
   plans....................................................        --         --         72,064         7          238
 Exercise of stock options and warrants.....................        --         --        688,462        69        1,113
 Liquidation of fractional shares...........................        --         --             --        --           --
 Conversion of preferred stock to common stock..............  (356,986)      (177)     4,709,580       471         (294)
 Purchase of treasury stock.................................        --         --             --        --           --
 Repayment of receivable....................................        --         --             --        --           --
 ESOP contribution..........................................        --         --        443,209        45          171
 Translation adjustment.....................................        --         --             --        --           --
 Unrealized market gain on investments......................        --         --             --        --           --
 Tax benefit related to stock options.......................        --         --             --        --          486
 Dividend distributions to stockholders relating to acquired
   Subchapter S corporation, net............................        --         --             --        --           --
 Net income.................................................        --         --             --        --           --
                                                              --------      -----     ----------    ------     --------
 Balance, June 30, 1995.....................................        --         --     17,352,463     1,736       37,345
 Issuance of common stock in a public offering, net of
   issuance costs of $4,239.................................        --         --      2,907,820       291       68,166
 Issuance of common stock in a private placement............        --         --         66,770         6        1,058
 Issuance of common stock under employee stock purchase
   plans....................................................        --         --         50,220         5          469
 Exercise of stock options and warrants.....................        --         --        778,114        78        1,397
 ESOP contribution..........................................        --         --        514,807        51          199
 Retired stock..............................................        --         --       (911,851)      (91)        (353)
 Translation adjustment.....................................        --         --             --        --           --
 Realized gain on investments...............................        --         --             --        --           --
 Unrealized market loss on investments......................        --         --             --        --           --
 Tax benefit related to stock options.......................        --         --             --        --        2,107
 Net loss...................................................        --         --             --        --           --
                                                              --------      -----     ----------    ------     --------
Balance, June 30, 1996......................................        --         --     20,758,343     2,076      110,388
 Issuance of common stock in a pooling......................        --         --        104,162        10          165
 Issuance of common stock in the purchase of businesses.....        --         --        155,740        16        5,892
 Issuance of common stock under employee stock purchase
   plans....................................................        --         --        210,085        21        3,549
 Exercise of stock options and warrants.....................        --         --        507,545        51        4,152
 ESOP contribution..........................................        --         --        696,154        70          268
 Retired stock..............................................        --         --        (89,630)       (9)         (33)
 Translation adjustment.....................................        --         --             --        --           --
 Issuance of treasury stock to charity......................        --         --             --        --           --
 Unrealized market loss on investments......................        --         --             --        --           --
 Tax benefit related to stock options.......................        --         --             --        --        3,963
 Net income.................................................        --         --             --        --           --
                                                              --------      -----     ----------    ------     --------
Balance, June 30, 1997......................................        --         --     22,342,399     2,235      128,344
 Issuance of common stock in poolings.......................        --         --        626,443        63        2,046
 Issuance of common stock under employee stock purchase
   plans....................................................        --         --        115,617        11        3,867
 Exercise of stock options and warrants.....................        --         --        340,728        34        3,830
 ESOP contribution..........................................        --         --        983,145        98          380
 Retired stock..............................................        --         --         (3,693)       (1)          (1)
 Translation adjustment.....................................        --         --             --        --           --
 Unrealized market loss on investments......................        --         --             --        --           --
 Net income.................................................        --         --             --        --           --
                                                              --------      -----     ----------    ------     --------
Balance, March 31, 1998 (Unaudited).........................        --      $  --     24,404,639    $2,440     $138,466
                                                              ========      =====     ==========    ======     ========


                                                                                           RECEIVABLE
                                                                RETAINED                      FROM         TREASURY STOCK
                                                                EARNINGS     CUMULATIVE    STOCKHOLDER   -------------------
                                                              (ACCUMULATED   TRANSLATION    FOR STOCK    NUMBER OF
                                                                DEFICIT)     ADJUSTMENT      ISSUED       SHARES     AMOUNTS
                                                              ------------   -----------   -----------   ---------   -------
Balance, June 30, 1994......................................    $  1,084        $(390)        $(15)       229,188     $(497)
 Issuance of common stock in a public offering, net of
   issuance costs of $1,223.................................          --           --           --             --        --
 Issuance of common stock under employee stock purchase
   plans....................................................          --           --           --             --        --
 Exercise of stock options and warrants.....................          --           --           --             --        --
 Liquidation of fractional shares...........................          --           --           --             64        --
 Conversion of preferred stock to common stock..............          --           --           --             --        --
 Purchase of treasury stock.................................          --           --           --          1,144        (5)
 Repayment of receivable....................................          --           --           15             --        --
 ESOP contribution..........................................          --           --           --             --        --
 Translation adjustment.....................................          --           87           --             --        --
 Unrealized market gain on investments......................          --           --           --             --        --
 Tax benefit related to stock options.......................          --           --           --             --        --
 Dividend distributions to stockholders relating to acquired
   Subchapter S corporation, net............................        (927)          --           --             --        --
 Net income.................................................       7,109           --           --             --        --
                                                                --------        -----         ----        -------     -----
 Balance, June 30, 1995.....................................       7,266         (303)          --        230,396      (502)
 Issuance of common stock in a public offering, net of
   issuance costs of $4,239.................................          --           --           --             --        --
 Issuance of common stock in a private placement............          --           --           --             --        --
 Issuance of common stock under employee stock purchase
   plans....................................................          --           --           --             --        --
 Exercise of stock options and warrants.....................          --           --           --             --        --
 ESOP contribution..........................................          --           --           --             --        --
 Retired stock..............................................          --           --           --             --        --
 Translation adjustment.....................................          --          (59)          --             --        --
 Realized gain on investments...............................          --           --           --             --        --
 Unrealized market loss on investments......................          --           --           --             --        --
 Tax benefit related to stock options.......................          --           --           --             --        --
 Net loss...................................................     (14,387)          --           --             --        --
                                                                --------        -----         ----        -------     -----
Balance, June 30, 1996......................................      (7,121)        (362)          --        230,396      (502)
 Issuance of common stock in a pooling......................         527           --           --             --        --
 Issuance of common stock in the purchase of businesses.....          --           --           --             --        --
 Issuance of common stock under employee stock purchase
   plans....................................................          --           --           --             --        --
 Exercise of stock options and warrants.....................          --           --           --             --        --
 ESOP contribution..........................................          --           --           --             --        --
 Retired stock..............................................          --           --           --             --        --
 Translation adjustment.....................................          --          101           --             --        --
 Issuance of treasury stock to charity......................          --           --           --            (66)       --
 Unrealized market loss on investments......................          --           --           --             --        --
 Tax benefit related to stock options.......................          --           --           --             --        --
 Net income.................................................      14,201           --           --             --        --
                                                                --------        -----         ----        -------     -----
Balance, June 30, 1997......................................       7,607         (261)          --        230,330      (502)
 Issuance of common stock in poolings.......................      (6,856)          --           --             --        --
 Issuance of common stock under employee stock purchase
   plans....................................................          --           --           --             --        --
 Exercise of stock options and warrants.....................          --           --           --             --        --
 ESOP contribution..........................................          --           --           --             --        --
 Retired stock..............................................          --           --           --             --        --
 Translation adjustment.....................................          --          161           --             --        --
 Unrealized market loss on investments......................          --           --           --             --        --
 Net income.................................................       9,944           --           --             --        --
                                                                --------        -----         ----        -------     -----
Balance, March 31, 1998 (Unaudited).........................    $ 10,695        $(100)        $ --        230,330     $(502)
                                                                ========        =====         ====        =======     =====


                                                              UNREALIZED
                                                                 GAIN           TOTAL
                                                               (LOSS) ON    STOCKHOLDERS'
                                                              INVESTMENTS      EQUITY
                                                              -----------   -------------
Balance, June 30, 1994......................................     $  --        $ 19,285
 Issuance of common stock in a public offering, net of
   issuance costs of $1,223.................................        --          17,849
 Issuance of common stock under employee stock purchase
   plans....................................................        --             245
 Exercise of stock options and warrants.....................        --           1,182
 Liquidation of fractional shares...........................        --              --
 Conversion of preferred stock to common stock..............        --              --
 Purchase of treasury stock.................................        --              (5)
 Repayment of receivable....................................        --              15
 ESOP contribution..........................................        --             216
 Translation adjustment.....................................        --              87
 Unrealized market gain on investments......................       282             282
 Tax benefit related to stock options.......................        --             486
 Dividend distributions to stockholders relating to acquired
   Subchapter S corporation, net............................        --            (927)
 Net income.................................................        --           7,109
                                                                 -----        --------
 Balance, June 30, 1995.....................................       282          45,824
 Issuance of common stock in a public offering, net of
   issuance costs of $4,239.................................        --          68,457
 Issuance of common stock in a private placement............        --           1,064
 Issuance of common stock under employee stock purchase
   plans....................................................        --             474
 Exercise of stock options and warrants.....................        --           1,475
 ESOP contribution..........................................        --             250
 Retired stock..............................................        --            (444)
 Translation adjustment.....................................        --             (59)
 Realized gain on investments...............................      (282)           (282)
 Unrealized market loss on investments......................        (2)             (2)
 Tax benefit related to stock options.......................        --           2,107
 Net loss...................................................        --         (14,387)
                                                                 -----        --------
Balance, June 30, 1996......................................        (2)        104,477
 Issuance of common stock in a pooling......................        --             702
 Issuance of common stock in the purchase of businesses.....        --           5,908
 Issuance of common stock under employee stock purchase
   plans....................................................        --           3,570
 Exercise of stock options and warrants.....................        --           4,203
 ESOP contribution..........................................        --             338
 Retired stock..............................................        --             (42)
 Translation adjustment.....................................        --             101
 Issuance of treasury stock to charity......................        --              --
 Unrealized market loss on investments......................        (7)             (7)
 Tax benefit related to stock options.......................        --           3,963
 Net income.................................................        --          14,201
                                                                 -----        --------
Balance, June 30, 1997......................................        (9)        137,414
 Issuance of common stock in poolings.......................        --          (4,747)
 Issuance of common stock under employee stock purchase
   plans....................................................        --           3,878
 Exercise of stock options and warrants.....................        --           3,864
 ESOP contribution..........................................        --             478
 Retired stock..............................................        --              (2)
 Translation adjustment.....................................        --             161
 Unrealized market loss on investments......................       (13)            (13)
 Net income.................................................        --           9,944
                                                                 -----        --------
Balance, March 31, 1998 (Unaudited).........................     $ (22)       $150,977
                                                                 =====        ========

       The accompanying notes are an integral part of these consolidated financial statements.

                    ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                         NINE MONTHS
                                                                                            ENDED
                                                         YEARS ENDED JUNE 30,             MARCH 31,
                                                    ------------------------------   -------------------
                                                      1995       1996       1997       1997       1998
                                                      ----       ----       ----       ----       ----
                                                                                         (UNAUDITED)
Cash flows from operating activities:
  Net income (loss)...............................  $  7,109   $(14,387)  $ 14,201   $  6,256   $  9,944
  Adjustments to reconcile net income (loss) to
    net cash provided by operating activities --
    Depreciation and amortization.................     2,856      5,817     11,655      8,198      9,844
    Charge for in-process research and
      development.................................        --     24,421      8,664      8,664      8,472
    Deferred income taxes.........................     3,684       (295)    (1,646)     2,982      6,834
    Changes in assets and liabilities --
      Accounts receivable.........................    (6,210)   (11,930)    (9,107)    (8,622)   (16,484)
      Prepaid expenses and other current assets...      (734)       215     (4,686)    (2,040)       111
      Long-term installments receivable...........    (8,503)     1,790    (20,251)    (8,325)      (609)
      Accounts payable and accrued expenses.......     2,697      7,615      4,513       (655)    (3,249)
      Unearned revenue............................        66      2,823     (7,835)    (6,780)       527
      Deferred revenue............................     3,953      3,596      7,597      4,458      4,785
                                                    --------   --------   --------   --------   --------
         Net cash provided by operating
           activities.............................     4,918     19,665      3,105      4,136     20,175
                                                    --------   --------   --------   --------   --------
Cash flows from investing activities:
  Purchase of property and leasehold
    improvements..................................    (2,701)    (7,926)   (20,199)   (15,973)   (13,570)
  Increase in computer software development
    costs.........................................    (1,026)      (908)    (2,384)    (1,482)    (2,923)
  (Increase) decrease in other assets.............      (154)       117       (549)      (323)      (445)
  (Increase) decrease in short-term investments...   (18,081)   (20,221)    22,194     16,548      7,437
  Increase (decrease) in other liabilities........       401        955       (815)    (2,281)      (201)
  Cash acquired in immaterial poolings............        --         --        792         --       (778)
  Cash used in the purchase of business, net of
    cash acquired.................................        --    (44,723)    (6,232)    (5,307)    (9,911)
                                                    --------   --------   --------   --------   --------
         Net cash used in investing activities....   (21,561)   (72,706)    (7,193)    (8,818)   (20,391)
                                                    --------   --------   --------   --------   --------
Cash flows from financing activities:
  Issuance of common stock........................    17,849     69,521         --         --         --
  Issuance of common stock under employee stock
    purchase plans................................       245        474      3,570        381      3,878
  Issuance of common stock under employee stock
    ownership plan................................       216        250        338        339        478
  Exercise of stock options and warrants..........     1,182        925      4,203      2,299      3,864
  Purchase of treasury stock......................        (5)        --         --         --         --
  Repurchase of common stock......................        --       (444)       (42)       (42)        (2)
  Repayment of receivable for stock issued........        15         --         --         --         --
  Proceeds from subordinated note payable to
    related party.................................     2,000         --         --         --         --
  Payment of subordinated notes payable to related
    parties.......................................        --     (3,450)        --         --         --
  Payments of long-term debt and capital lease
    obligations...................................      (661)    (5,693)      (571)      (472)      (907)
  Dividend distributions to stockholders relating
    to acquired Subchapter S corporation, net.....      (927)        --         --         --         --
                                                    --------   --------   --------   --------   --------
         Net cash provided by financing
           activities.............................    19,914     61,583      7,498      2,505      7,311
                                                    --------   --------   --------   --------   --------
Effect of exchange rate changes on cash and cash
  equivalents.....................................        87        (59)       101         50        167
                                                    --------   --------   --------   --------   --------
Increase (decrease) in cash and cash
  equivalents.....................................     3,358      8,483      3,511     (2,127)     7,262
Cash and cash equivalents, beginning of period....     2,932      6,290     14,773     14,773     18,284
                                                    --------   --------   --------   --------   --------
Cash and cash equivalents, end of period..........  $  6,290   $ 14,773   $ 18,284   $ 12,646   $ 25,546
                                                    ========   ========   ========   ========   ========
Supplemental disclosure of cash flow information:

                    ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

                                                                                         NINE MONTHS
                                                                                            ENDED
                                                         YEARS ENDED JUNE 30,             MARCH 31,
                                                    ------------------------------   -------------------
                                                      1995       1996       1997       1997       1998
                                                      ----       ----       ----       ----       ----
                                                                                         (UNAUDITED)
  Cash paid for income taxes......................  $    621   $  3,080   $  4,074   $  1,526   $  1,143
                                                    ========   ========   ========   ========   ========
  Cash paid for interest..........................  $    524   $  1,363   $    199   $     92   $    109
                                                    ========   ========   ========   ========   ========
Supplemental schedule of noncash investing and
  financing activities:
  Increase in equipment under capital lease
    obligations...................................  $     --   $    105   $     --   $     --   $     --
                                                    ========   ========   ========   ========   ========
  Increase in additional paid-in capital and
    decrease in accrued expenses relating to the
    tax benefit of exercise of nonqualified stock
    options.......................................  $    486   $  2,107   $  3,963   $     --   $     --
                                                    ========   ========   ========   ========   ========
  Increase in common stock and additional paid-in
    capital and decrease in subordinated notes
    payable to a related party relating to the
    exercise of warrants..........................  $     --   $    550   $     --   $     --   $     --
                                                    ========   ========   ========   ========   ========
Supplemental disclosure of cash flows related to
  acquisitions:
  During 1996, 1997 and the nine months ended
    March 31, 1998, the Company acquired certain
    companies as described in Note 3. These
    acquisitions are summarized as follows --
    Fair value of assets acquired, excluding
      cash........................................  $     --   $ 47,919   $ 15,469   $ 15,982   $ 11,316
    Issuance of common stock related to
      acquisitions................................        --         --     (5,908)    (6,496)        --
    Payments in connection with the acquisitions,
      net of cash acquired........................        --    (44,723)    (6,232)    (5,307)    (9,911)
                                                    --------   --------   --------   --------   --------
         Liabilities assumed......................  $     --   $  3,196   $  3,329   $  4,179   $  1,405
                                                    ========   ========   ========   ========   ========

     During the fiscal year 1995, the Company acquired Industrial Systems, Inc., which was accounted for as a pooling of interests. During the fiscal year 1997, the Company acquired B-JAC International, Inc., which was accounted for as a pooling of interests. During the fiscal year 1998, the Company acquired NeuralWare, Inc., The SAST Corporation Limited, Cimtech S.A./N.V., Contas Process Control S.r.L. and Zyqad Limited, which were accounted for as poolings of interests.

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                    ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1997
                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(1) OPERATIONS

     Aspen Technology, Inc. and subsidiaries (the Company) is a supplier of software and service solutions that companies in the process industries use to design, operate and manage their manufacturing processes. The process industries include manufacturers of chemicals, petrochemicals, petroleum products, pharmaceuticals, pulp and paper, electric power, food and beverages, consumer products, and metals and minerals. The Company offers a comprehensive, integrated suite of process manufacturing optimization solutions that help process manufacturers enhance profitability by improving efficiency, productivity, capacity utilization, safety and environmental compliance throughout the entire manufacturing life-cycle, from research and development to engineering, planning and scheduling, procurement, production and distribution. In addition to its broad range of software solutions, the Company offers system implementation, advanced process control, real-time optimization and other consulting services through its staff of project engineers. The Company has operations and customers worldwide.

     On May 27, 1998, the Company acquired Chesapeake Decision Sciences, Inc. and subsidiaries (CDI), a provider of software and services for the supply chain management market. The Company exchanged 2,961,959 shares of common stock for all the outstanding shares of CDI. The Company placed 296,196 of these shares into escrow as security for indemnification obligations of CDI relating to representation, warranties and tax matters. This merger was accounted for as a pooling of interests. Accordingly, the consolidated financial statements have been retroactively restated to reflect the transaction as if the Company and CDI had operated as one entity since inception.

                    ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

     The following information details the results of operations of the Company and CDI for the periods before the pooling of interests combination was consummated:

                                                                       NINE MONTHS ENDED
                                        YEARS ENDED JUNE 30,               MARCH 31,
                                   -------------------------------    --------------------
                                    1995        1996        1997        1997        1998
                                    ----        ----        ----        ----        ----
                                                                          (UNAUDITED)
Revenue --
  The Company....................  $57,498    $103,609    $180,299    $127,045    $164,481
  CDI............................    8,521      11,209      13,771      10,554      13,563
                                   -------    --------    --------    --------    --------
  Combined.......................  $66,019    $114,818    $194,070    $137,599    $178,044
                                   =======    ========    ========    ========    ========
Net income (loss) --
  The Company....................  $ 5,416    $(15,185)   $ 13,155    $  5,076    $  8,497
  CDI............................    1,693         798       1,046       1,180       1,447
                                   -------    --------    --------    --------    --------
  Combined.......................  $ 7,109    $(14,387)   $ 14,201    $  6,256    $  9,944
                                   =======    ========    ========    ========    ========
Net income (loss) per share --
  Diluted --
  The Company....................  $  0.35    $  (0.96)   $   0.63    $   0.24    $   0.39
                                   =======    ========    ========    ========    ========
  CDI............................  $  1.09    $   0.51    $   0.60    $   0.71    $   0.59
                                   =======    ========    ========    ========    ========
  Combined.......................  $  0.42    $  (0.83)   $   0.63    $   0.28    $   0.41
                                   =======    ========    ========    ========    ========
Net income (loss) per share --
  Basic --
  The Company....................  $  0.39    $  (0.96)   $   0.67    $   0.26    $   0.41
                                   =======    ========    ========    ========    ========
  CDI............................  $  1.09    $   0.51    $   0.60    $   0.71    $   0.59
                                   =======    ========    ========    ========    ========
  Combined.......................  $  0.46    $  (0.83)   $   0.66    $   0.30    $   0.43
                                   =======    ========    ========    ========    ========

     The Company has incurred approximately $4.0 million of merger-related costs, which will be included in the 1998 consolidated statement of operations during the period in which the merger was completed.

(2) SIGNIFICANT ACCOUNTING POLICIES

  (a) PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the results of operations of the Company, CDI and their wholly owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

  (b) INTERIM FINANCIAL STATEMENTS

     The accompanying consolidated financial statements as of March 31, 1998 and for the nine months ended March 31, 1997 and 1998 are unaudited, but in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of results for the interim periods. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted, although the Company believes that the disclosures included are adequate to make the information presented not misleading. Results for the nine months ended

                    ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

March 31, 1998 are not necessarily indicative of the results that may be expected for the year ending June 30, 1998.

  (c) CASH AND CASH EQUIVALENTS

     Cash and cash equivalents are stated at cost, which approximates market, and consist of short-term, highly liquid investments with original maturities of less than three months.

  (d) SHORT-TERM INVESTMENTS

     The Company accounts for its short-term investments in accordance with Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. Under SFAS No. 115, securities purchased to be held for indefinite periods of time, and not intended at the time of purchase to be held until maturity, are classified as available-for-sale securities. Securities classified as available-for-sale are required to be recorded at market value in the accompanying consolidated financial statements. Unrealized gains and losses have been accounted for as a separate component of stockholders' equity.

     Available-for-sale investments as of June 30, 1996 and 1997 and March 31, 1998 are as follows (in thousands):

                                                         MARKET VALUE AT
                                                 -------------------------------
                                   CONTRACTED    JUNE 30,   JUNE 30,   MARCH 31,
               DESCRIPTION          MATURITY       1996       1997       1998
               -----------         ----------    --------   --------   ---------
Commercial paper................   1-11 months   $38,559    $ 2,150     $   --
Money market funds..............       N/A            34        189      2,886
Stocks and mutual funds.........       N/A           120         --        757
Certificate of deposit..........   1-11 months        --        475         --
Corporate and foreign bonds.....   1-12 months       108      3,145        122
Corporate and foreign bonds.....    1-5 years         --     10,663      5,407
                                                 -------    -------     ------
                                                 $38,821    $16,622     $9,172
                                                 =======    =======     ======

     The Company had no realized gains or losses for the years ended June 30, 1995 and 1997 and had realized gains (losses) of $282,000 and $(3,000) for the year ended June 30, 1996 and the nine months ended March 31, 1998, respectively. The amortized cost of these investments does not differ significantly from their stated market value for all periods presented.

  (e) DEPRECIATION AND AMORTIZATION

     The Company provides for depreciation and amortization, computed using the straight-line and declining balance methods, by charges to operations in amounts estimated to allocate the cost of the assets over their estimated useful lives, as follows:

                                                          ESTIMATED
                ASSET CLASSIFICATION                     USEFUL LIFE
                --------------------                     -----------
Building and improvements...........................       7-30 years
Computer equipment..................................       3-10 years
Purchased software..................................          3 years
Furniture and fixtures..............................       3-10 years
Leasehold improvements..............................    Life of lease

                    ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

  (f) LAND

     In connection with the acquisition of Setpoint, Inc. (see Note 3(a)), the Company acquired land that is being held for investment purposes. The land was recorded at its appraised value at the date of acquisition.

  (g) REVENUE RECOGNITION

     The Company recognizes revenue from software licenses upon the shipment of its products, pursuant to a signed noncancelable license agreement. In the case of license renewals, revenue is recognized upon execution of the renewal license agreement. The Company has no other significant vendor obligations or collectibility risk associated with its product sales. The Company recognizes revenue from postcontract customer support ratably over the period of the postcontract arrangement. The Company accounts for insignificant vendor obligations by deferring a portion of the revenue and recognizing it either ratably as the obligations are fulfilled or when the related services are performed. If significant application development services are required as part of a software license, the license fees are recognized as the application development services are performed.

     Service revenues from fixed-price contracts are recognized using the percentage-of-completion method, measured by the percentage of costs (primarily labor) incurred to date as compared to the estimated total costs (primarily labor) for each contract. When a loss is anticipated on a contract, the full amount thereof is provided currently. Service revenues from time and expense contracts and consulting and training revenue are recognized as the related services are performed. Services that have been performed but for which billings have not been made are recorded as unbilled services, and billings that have been recorded before the services have been performed are recorded as unearned revenue in the accompanying consolidated balance sheets.

     Installments receivable represent the present value of future payments related to the financing of noncancelable term license agreements that provide for payment in installments over a one- to five-year period. A portion of each installment agreement is recognized as interest income in the accompanying consolidated statements of operations. The interest rates in effect for the years ended June 30, 1995, 1996 and 1997 and the nine months ended March 31, 1998 were 11% to 12%, 11% to 12%, 8.5% to 11% and 8.5%, respectively.

  (h) COMPUTER SOFTWARE DEVELOPMENT COSTS

     In compliance with SFAS No. 86, Accounting for the Costs of Computer Software To Be Sold, Leased or Otherwise Marketed, certain computer software development costs are capitalized in the accompanying consolidated balance sheets. Capitalization of computer software development costs begins upon the establishment of technological feasibility. Amortization of capitalized computer software development costs is provided on a product-by-product basis using the straight-line method over the remaining estimated economic life of the product, not to exceed three years. Total amortization expense charged to operations was approximately $630,000, $735,000, $1,143,000, $738,000 and $709,000 in fiscal
1995, 1996 and 1997 and for the nine months ended March 31, 1997 and 1998, respectively.

  (i) FOREIGN CURRENCY TRANSLATION

     The financial statements of the Company's foreign subsidiaries are translated in accordance with SFAS No. 52, Foreign Currency Translation. The determination of functional currency is based on the subsidiaries' relative financial and operational independence from the Company. Foreign currency exchange and translation gains or losses for certain wholly owned subsidiaries are

                    ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES
credited or charged to the accompanying consolidated statements of operations since the functional currency of the subsidiaries is the U.S. dollar. Gains and losses from foreign currency translation related to entities whose functional currency is their local currency are credited or charged to the cumulative translation adjustment account, included in stockholders' equity in the accompanying consolidated balance sheets.

     At June 30, 1996 and 1997 and March 31, 1998, the Company had long-term installments receivable of approximately $7,301,000, $8,987,000 and $5,810,000 denominated in foreign currencies. The March 1998 installments receivable mature through October 2002 and have been hedged with specific foreign currency contracts. There have been no material gains or losses recorded relating to hedge contracts for the periods presented.

  (j) NET INCOME (LOSS) PER SHARE

     In March 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 128, Earnings per Share. This statement established standards for computing and presenting earnings per share and applies to entities with publicly traded common stock or potential common stock. This statement is effective for periods ending after December 15, 1997. The prior years' earnings per share have been retroactively restated to reflect the adoption of SFAS No. 128.

     Basic earnings per share was determined by dividing net income by the weighted average common shares outstanding during the period. Diluted earnings per share was determined by dividing net income by diluted weighted average shares outstanding. Diluted weighted average shares reflects the dilutive effect, if any, of common equivalent shares. Common equivalent shares include common stock options to the extent their effect is dilutive, based on the treasury stock method.

     The calculations of basic and diluted weighted average shares outstanding are as follows (in thousands):

                                                                            NINE MONTHS ENDED
                                                   YEAR ENDED JUNE 30,          MARCH 31,
                                                 ------------------------   -----------------
                                                  1995     1996     1997     1997      1998
                                                 ------   ------   ------   ------    ------
Basic weighted average common shares
  outstanding..................................  15,321   17,432   21,368   21,190    23,101
Weighted average common equivalent shares......   1,792       --    1,339    1,406     1,331
                                                 ------   ------   ------   ------    ------
Diluted weighted average shares outstanding....  17,113   17,432   22,707   22,596    24,432
                                                 ======   ======   ======   ======    ======

  (k) MANAGEMENT ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  (l) CONCENTRATION OF CREDIT RISK

     SFAS No. 105, Disclosure of Information About Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk, requires disclosure of any significant off-balance-sheet and credit risk concentrations. Financial instruments that potentially subject the Company to concentrations of credit risk are principally cash and cash equivalents, investments,

                    ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES
accounts receivable and installments receivable. The Company places its cash and cash equivalents and investments in highly rated institutions. Concentration of credit risk with respect to receivables is limited to certain customers (end users and distributors) to which the Company makes substantial sales. To reduce risk, the Company routinely assesses the financial strength of its customers, hedges specific foreign receivables and routinely sells its receivables to financial institutions with and without recourse. As a result, the Company believes that its accounts and installments receivable credit risk exposure is limited. The Company maintains an allowance for potential credit losses but historically has not experienced any significant losses related to individual customers or groups of customers in any particular industry or geographic area.

  (m) FINANCIAL INSTRUMENTS

     SFAS No. 107, Disclosures About Fair Value of Financial Instruments, requires disclosure about fair value of financial instruments. Financial instruments consist of cash and cash equivalents, short-term investments, accounts receivable and installments receivable. The estimated fair value of these financial instruments approximates their carrying value and, except for accounts receivable and installments receivable, is based primarily on market quotes.

  (n) INTANGIBLE ASSETS

     Intangible assets consist of goodwill, existing products, trade names and assembled work force of certain acquired entities. Intangible assets are being amortized on a straight-line basis over estimated useful lives of five to twelve years. At each balance sheet date, the Company evaluates the realizability of intangible assets based on profitability and cash flow expectations for the related asset or subsidiary. Based on its most recent analysis, the Company believes that no impairment of intangible assets exists at March 31, 1998. Goodwill (net of accumulated amortization) was approximately $4,497,000 at March 31, 1998. Amortization of goodwill was approximately $40,000, $279,000 and $337,000 for the years ended June 30, 1996 and 1997 and the nine months ended March 31, 1998, respectively.

  (o) NEW ACCOUNTING STANDARDS

     In June 1997, the FASB issued SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 requires disclosure of all components of comprehensive income on an annual and interim basis. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997.

     In July 1997, the FASB issued SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. SFAS No. 131 requires certain financial and supplementary information to be disclosed on an annual and interim basis for each reportable segment of an enterprise. SFAS No. 131 is effective for fiscal years beginning after December 15, 1997. Unless impracticable, companies would be required to disclose similar prior period information upon adoption.

     In March 1998, the American Institute of Certified Public Accountants (AICPA) issued Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use (SOP 98-1). SOP 98-1 requires computer software costs associated with internal use software to be charged to operations as incurred until certain capitalization criteria are met. SOP 98-1 is effective beginning January 1, 1999. The Company does not expect adoption of this statement to have a material impact on its consolidated financial position or results of operations.

                    ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

(3) ACQUISITIONS

  (a) DYNAMIC MATRIX CONTROL CORPORATION (DMCC) AND SETPOINT, INC. (SETPOINT)

     During the quarter ended March 31, 1996, the Company acquired 100% of the outstanding shares of common stock of DMCC and Setpoint for purchase prices of $20,139,000 and $27,780,000, respectively, in cash and the assumption of certain expenses related to the acquisitions. DMCC and Setpoint were suppliers of on-line automation and information management software and services to companies in process manufacturing industries.

     These acquisitions were accounted for as purchase transactions, and accordingly, their results of operations from the date of acquisitions forward are included in the Company's consolidated statements of operations. The fair market value of assets acquired and liabilities assumed was based on an independent appraisal. The portion of the purchase price allocated to in-process research and development represents projects that had not yet reached technological feasibility and had no alternative future.

     The purchase price was allocated to the fair value of assets acquired and liabilities assumed as follows (in thousands):

DESCRIPTION                              DMCC      SETPOINT          LIFE
-----------                             -------    --------          ----
Purchased in-process research and
  development.........................  $ 9,521     $14,900                   --
Existing technology...................    1,740       3,308              5 years
Other intangibles.....................    1,066       1,709           5-10 years
Building..............................      627          --             30 years
Goodwill..............................       --       1,418             10 years
Uncompleted contracts.................      596         504    Life of contracts
                                        -------     -------
                                         13,550      21,839
Net book value of tangible assets
  acquired, less liabilities assumed..    8,080       7,984
                                        -------     -------
                                         21,630      29,823
Less -- Deferred taxes................    1,491       2,043
                                        -------     -------
                                        $20,139     $27,780
                                        =======     =======

     For tax purposes, these acquisitions were accounted for as purchases of stock, and due to the different basis in assets for book and tax purposes, deferred taxes were provided for as part of the purchase price allocation in accordance with SFAS No. 109.

  (b) ACQUISITIONS DURING FISCAL YEAR 1997

     During fiscal year 1997, the Company acquired B-JAC International, Inc. (B-JAC), the Process Control Division of Cambridge Control Limited (the Cambridge Control Division), the PIMS Division of Bechtel Corporation and Basil Joffe Associates, Inc.

     The Company exchanged 104,162 shares of its common stock valued at approximately $3,400,000 for all outstanding shares of B-JAC, a major supplier of detailed heat exchanger modeling software. The acquisition has been accounted for as a pooling of interests and as a result of its immateriality as compared to the Company's financial position and results of operations, the historical financial statements were not restated.

                    ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

     The Company's acquisitions of the Cambridge Control Division, the PIMS Division and Basil Joffe Associates, Inc. were all accounted for as purchase transactions. Total purchase price for these acquisitions was approximately $12,217,000 plus approximately $3,011,000 in assumed liabilities and acquisition related costs. The Cambridge Control Division specialized in advanced process control solutions, specifically aimed toward process manufacturing controls applications for the refining, petrochemical and pulp and paper industries. The PIMS Division and a related software development organization, Basil Joffe Associates, Inc., developed and sold proprietary PIMS software used by companies in process industries for economic planning and scheduling based on linear programming models.

     The results of operations of these companies from the dates of acquisition forward are included in the Company's consolidated statements of operations. The fair market value of assets acquired and liabilities assumed was based on an independent appraisal. The portion of the purchase price allocated to in-process research and development represents projects that had not yet reached technological feasibility and had no alternative future use. The purchase price was allocated to the fair value of assets acquired and liabilities assumed as follows (in thousands):

                        DESCRIPTION                     AMOUNT        LIFE
                        -----------                     ------        ----
Purchased in-process research and development.........  $ 8,664            --
Existing technology...................................      600       5 years
Intangible assets.....................................    5,530    5-12 years
                                                        -------
                                                         14,794
Net book value of tangible assets acquired,
  less liabilities assumed............................   (2,429)
                                                        -------
                                                         12,365
Less -- Deferred taxes................................      148
                                                        -------
                                                        $12,217
                                                        =======

  (c) ACQUISITIONS DURING THE FIRST THREE QUARTERS OF FISCAL YEAR 1998

     During the first three quarters of fiscal year 1998, the Company acquired 100% of the outstanding shares of NeuralWare, Inc., The SAST Corporation, Limited, Cimtech S.A./N.V., Contas Process Control S.r.L. and Zyqad Limited. The Company exchanged 626,443 shares of its common stock and paid approximately $841,000 in cash for all outstanding shares of the acquired companies. These acquisitions were accounted for as poolings of interests, and none of them were material to the Company's financial position or results of operations. Accordingly, the historical financial statements of the Company have not been restated.

     Additionally, the Company acquired 100% of the outstanding shares of IISYS, Inc. for an aggregate purchase price of approximately $8,400,000 in cash and the assumption of approximately $1,600,000 in debt. For financial statement purposes, this acquisition was accounted for as a purchase, and accordingly, the results of operations from the date of acquisition are included in the Company's consolidated statements of operations. The fair market value of assets acquired and liabilities assumed was based on an independent appraisal. The portion of the purchase price allocated to in-process research and development represents projects that had not

                    ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES
yet reached technological feasibility and had no alternative future use. The purchase price was allocated to the fair market value of assets acquired and liabilities as follows (in thousands):

                      DESCRIPTION                         AMOUNT      LIFE
                      -----------                         ------      ----
Purchased in process research and development...........  $ 8,472         --
Existing technology.....................................    2,178    5 years
Intangible assets.......................................      392    5 years
                                                          -------
                                                           11,042
Net book value of tangible assets acquired, less
  liabilities assumed...................................     (321)
                                                          -------
                                                           10,721
Less -- Deferred taxes..................................      800
                                                          -------
                                                          $ 9,921
                                                          =======

  (d) SUBSEQUENT ACQUISITION

     On May 29, 1998, the Company acquired 100% of the outstanding shares of Treiber Controls Inc. (Treiber). The Company exchanged 140,000 shares of its common stock for all outstanding shares of Treiber. Treiber specializes in advanced process control and optimization solutions, specifically in petroleum refining, petrochemical and chemical industries. The Company intends to account for this acquisition as a pooling of interests. The Company expects this transaction will be immaterial to the Company's financial position and results of operations and accordingly the historical financial statements will not be restated.

  (e) UNAUDITED PRO FORMA COMBINED RESULTS

     The following table represents selected unaudited pro forma combined financial information for the Company, DMCC and Setpoint, assuming the companies had combined at the beginning of fiscal 1995 (in thousands, except per share data):

                                                                   YEAR ENDED
                                                              --------------------
                                                              JUNE 30,    JUNE 30,
                                                                1995      1996(1)
                                                              --------    --------
Pro forma revenue...........................................  $123,251    $153,877
Pro forma net income........................................  $  5,936    $  9,397
Pro forma net income per share -- diluted...................  $   0.35    $   0.50
Pro forma weighted average shares outstanding -- diluted....    17,113      18,873

---------------
(1) Does not reflect the charge for in-process research and development and nonrecurring acquisition charges.

     Pro forma results are not necessarily indicative of either actual results of operations that would have occurred had the acquisitions been made at the beginning of fiscal 1995 or of future results. The pro forma effect of the acquisitions during fiscal year 1997 and 1998, except for CDI (see Note 1), has not been presented, as they are immaterial.

(4) LINE OF CREDIT

     The Company has a revolving line-of-credit agreement with a bank, which provides for borrowings up to $30,000,000, subject to existing limitations. The commitment fee for the unused

                    ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES
portion of the revolving line of credit ranges from .25% to .50%, based on the financial position of the Company, as defined, and is payable quarterly. At the Company's election, borrowings bear interest on the basis of the applicable LIBOR, as defined (5.69% as of March 31, 1998), or at the bank's prime rate (8.5% as of March 31, 1998). The line is subject to certain covenants, including profitability and operating ratios, as defined. As of March 31, 1998 no amounts were outstanding under this line and approximately $29,359,000 was available for future borrowings as approximately $641,000 was reserved for certain performance bonds relating to service contracts. The line of credit expires on December 31, 1998.

(5) LONG-TERM OBLIGATIONS

     Long-term obligations consist of the following at June 30, 1996 and 1997 and March 31, 1998 (in thousands):

                                                       JUNE 30,    JUNE 30,    MARCH 31,
                                                         1996        1997        1998
                                                       --------    --------    ---------
Credit arrangement of subsidiary with a bank.........   $   --       $ --       $1,540
Mortgage payable due in annual installments of
  approximately $101,000.............................       --         --        1,279
Non-interest bearing note payable due in annual
  installments of approximately $67,000..............       --         --        1,000
Convertible Debenture due in 2000, interest is
  payable at an annual rate of 6%. This note is
  convertible into approximately 7,500 shares of the
  Company's common stock at the option of the
  holder.............................................       --         --          393
Note payable due in annual installments of $125,000
  plus interest at 9.5% per year.....................      671        547          454
Other obligations....................................      460        203          230
                                                        ------       ----       ------
                                                         1,131        750        4,896

Less -- Current maturities...........................      425        288        1,581
                                                        ------       ----       ------
                                                        $  706       $462       $3,315
                                                        ======       ====       ======

     Maturities of these long term obligations are as follows (in thousands):

                                                              AMOUNT
                                                              ------
Years Ending June 30,
  1998......................................................  $1,618
  1999......................................................     618
  2000......................................................     409
  2001......................................................     474
  2002......................................................     379
  Thereafter................................................   1,519
                                                              ------
                                                               5,017
  Less -- Amount representing interest......................     121
        -- Current maturities...............................   1,581
                                                              ------
                                                              $3,315
                                                              ======

(6) SUBORDINATED NOTES PAYABLE TO A RELATED PARTY

     At June 30, 1995, the Company had $4,000,000 of outstanding subordinated notes payable to an outside investor, of which a director of the Company is an officer. The notes were repayable

                    ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

$2,000,000 on April 30, 1997 and $2,000,000 on April 30, 1998, with interest at
9.6%, payable quarterly.

     In December 1995 and June 1996, the lender exercised warrants to purchase 77,500 and 60,000 shares of common stock, respectively. The total proceeds due to the Company relating to the exercise of the warrants of $550,000 were recognized as a reduction of principal on the notes. The Company paid the remaining balance of $3,450,000 on June 27, 1996.

(7) PREFERRED STOCK

     The Company's Board of Directors is authorized, subject to any limitations prescribed by law, without further stockholder approval, to issue, from time to time, up to an aggregate of 10,000,000 shares of preferred stock in one or more series. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges, which may include, among others, dividend rights, voting rights, redemption and sinking fund provisions, liquidation preferences and conversion rights, as shall be determined by the Board of Directors in a resolution or resolutions providing for the issuance of such series. Any such series of preferred stock, if so determined by the Board of Directors, may have full voting rights with the common stock or superior or limited voting rights and may be convertible into common stock or another security of the Company.

(8) COMMON STOCK

  (a) AUTHORIZED AND OUTSTANDING SHARES

     On November 11, 1996, the Company increased its authorized shares of $.10 par value common stock from 30,000,000 to 40,000,000. On February 14, 1997, the Company effected a two for one stock split through the issuance of a stock dividend. All share and per share amounts affected by this split have been retroactively adjusted for all periods presented.

  (b) WARRANTS

     During fiscal 1990, the Company issued warrants to purchase 255,000 shares of common stock to the holder of the subordinated notes payable to a related party (see Note 6). In February 1995, warrants to purchase 100,000 shares were exercised and sold as part of the Company's second public offering of stock. The remaining warrants to purchase 155,000 shares of common stock were exercised in December 1995. During 1991, the Company issued an additional warrant to purchase 120,000 shares of common stock to the holder of the subordinated notes payable (see Note 6). These warrants were exercised in June 1996.

     During fiscal 1992, the Company issued warrants to purchase 60,000 shares of common stock to a research consultant at an exercise price of $3.34 per share. In February 1995, warrants to purchase 27,000 shares were exercised and sold as part of the Company's offering of common stock. In 1996, warrants to purchase 1,150 shares were exercised. In 1997, warrants to purchase 5,700 shares were exercised and warrants to purchase 774 shares were terminated. In the nine month period ended March 31, 1998, warrants to purchase 3,513 shares were exercised and warrants to purchase 283 shares were terminated. The remaining warrants to purchase 21,580 shares of common stock are exercisable through June 30, 2001.

     During fiscal 1993, the Company issued warrants to purchase 12,000 shares of common stock to two research consultants at an exercise price of $2.67 per share. In 1997, warrants to purchase 2,250 shares were exercised. In the nine month period ended March 31, 1998, warrants to purchase

                    ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

750 shares were exercised. The remaining warrants to purchase 9,000 shares of common stock are currently exercisable and expire June 10, 1998.

     In connection with the August 1997 acquisition of NeuralWare, Inc. the Company converted warrants and options to purchase NeuralWare common stock into warrants and options to purchase 10,980 and 6,618 shares of the Company's common stock, respectively, of which 13,290 shares are currently exercisable and the remainder vest over three years. The warrants have exercise prices that range between $61.73 and $135.80 per share.

  (c) STOCK OPTIONS

     In July 1987 and August 1988, the Company entered into stock option agreements covering 120,000 shares of common stock. The purchase price under the options is $0.93 to $1.05 based on the fair market value of the common stock on the date of grant. In fiscal 1995, options covering 90,000 shares of common stock at $1.05 per share were exercised. During fiscal 1997, options covering the remaining 30,000 shares of common stock at an exercise price of $0.93 were exercised.

     Prior to November 1995, options were granted under the 1988 Nonqualified Stock Option Plan (the 1988 Plan), which provided for the issuance of nonqualified stock options. In November 1995, the Board of Directors approved the establishment of the 1995 Stock Option Plan (the 1995 Plan) and the 1995 Directors Stock Option Plan (the 1995 Directors Plan), which provided for the issuance of incentive stock options and nonqualified options. Under these plans, the Board of Directors may grant stock options to purchase up to an aggregate of 3,827,687 (as adjusted) shares of common stock. Shares available for grant under these plans were increased on July 1, 1996 and 1997 by an amount equal to 5% of the outstanding shares as of the preceding June 30. As a result of the adoption of the 1995 Plan, no additional options may be granted pursuant to the 1988 Plan. In December 1997 the shareholders approved an amendment to the 1995 Plan. The amendment provides for three annual increases to the number of shares for which options may be granted, beginning July 1, 1999 by an amount equal to 5% of the outstanding shares on the preceding June 30. In December 1996, the shareholders of the Company approved the establishment of the 1996 Special Stock Option Plan (the 1996 Plan). This plan provides for the issuance of incentive stock options and nonqualified options to purchase up to 500,000 shares of common stock. The exercise price of options are granted at a price not less than 100% of the fair market value of the common stock on the date of grant. Stock options become exercisable over varying periods and expire no later than 10 years from the date of grant.

                    ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

     The following is a summary of stock option activity under the 1988 Plan, the 1995 Plan, the 1995 Directors Plan and the 1996 Plan:

                                                                     WEIGHTED
                                                                     AVERAGE
                                                        NUMBER OF    EXERCISE
                                                         OPTIONS      PRICE
                                                        ---------    --------
Outstanding, June 30, 1994............................  1,912,876     $ 2.13
  Options granted.....................................    270,000       8.45
  Options exercised...................................   (357,368)      2.22
  Options terminated..................................   (145,336)      2.16
                                                        ---------     ------
Outstanding, June 30, 1995............................  1,680,172       3.12
  Options granted.....................................  1,772,000      17.08
  Options exercised...................................   (460,114)      1.90
  Options terminated..................................    (51,300)     10.04
                                                        ---------     ------
Outstanding, June 30, 1996............................  2,940,758      11.65
  Options granted.....................................    680,000      31.30
  Options exercised...................................   (484,205)      8.21
  Options terminated..................................   (157,616)     16.61
                                                        ---------     ------
Outstanding, June 30, 1997............................  2,978,937      16.44
  Options granted.....................................  2,014,637      30.02
  Options exercised...................................   (329,679)     12.55
  Options terminated..................................    (71,714)     16.10
                                                        ---------     ------
Outstanding, March 31, 1998...........................  4,592,181     $22.66
                                                        =========     ======

     As of March 31, 1998, there were 166,144 and 78,500 shares of common stock available for grant under the 1995 and 1996 plans, respectively.

     In connection with the 1995 acquisition of Industrial Systems, Inc. (ISI), the Company assumed the ISI option plan (the ISI Plan). Under the ISI Plan, the Board of Directors of ISI was entitled to grant either incentive or nonqualified stock options for a maximum of 197,548 shares of common stock (as converted to reflect the pooling of interests and conversion to options to purchase Aspen common stock) to eligible employees, as defined.

     Activity under the ISI Plan is as follows:

                                                                     WEIGHTED
                                                                     AVERAGE
                                                        NUMBER OF    EXERCISE
                                                         OPTIONS      PRICE
                                                        ---------    --------
Outstanding, June 30, 1994............................   131,174      $ .45
  Exercised...........................................  (105,094)       .38
                                                        --------      -----
Outstanding, June 30, 1995............................    26,080        .76
  Exercised...........................................   (13,040)       .25
                                                        --------      -----
Outstanding, June 30, 1996............................    13,040       1.26
  Exercised...........................................   (13,040)      1.26
                                                        --------      -----
Outstanding, June 30, 1997............................        --      $  --
                                                        ========      =====

     No future grants are available under the ISI Plan.

                    ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

     The following tables summarize information about stock options outstanding and exercisable at March 31, 1998:

                                                          WEIGHTED
                                           OPTIONS         AVERAGE      WEIGHTED
                                         OUTSTANDING      REMAINING     AVERAGE
                                         AT MARCH 31,    CONTRACTUAL    EXERCISE
       RANGE OF EXERCISE PRICES              1998           LIFE         PRICE
       ------------------------          ------------    -----------    --------
$ 1.05..................................    158,898          2.2         $ 1.05
  1.83-2.66.............................    197,588          3.8           2.64
  3.33-4.00.............................    246,764          6.1           3.42
  8.06-10.25............................     80,700          7.0           9.97
 13.12-19.12............................  1,202,163          7.7          16.43
 25.00-32.50............................  2,387,568          8.9          29.33
 38.00-40.18............................    318,500          9.3          37.48
                                          ---------                      ------
                                          4,592,181                      $22.66
                                          =========                      ======

                                                          OPTIONS       WEIGHTED
                                                        EXERCISABLE     AVERAGE
                                                        AT MARCH 31,    EXERCISE
                  RANGE OF EXERCISE PRICES                  1998         PRICE
                  ------------------------              ------------    --------
$ 1.05................................................     158,898       $ 1.05
  1.83-2.66...........................................     197,588         2.64
  3.33-4.00...........................................     240,764         3.40
  8.50-10.25..........................................      38,700         9.84
 13.62-19.12..........................................     505,142        16.29
 25.00-32.50..........................................     556,915        29.65
 38.00................................................      43,256        38.00
                                                         ---------       ------
Exercisable, March 31, 1998...........................   1,741,263       $16.24
                                                         =========       ======
Exercisable, June 30, 1997............................   1,160,258       $ 9.47
                                                         =========       ======
Exercisable, June 30, 1996............................     962,990       $ 4.58
                                                         =========       ======
Exercisable, June 30, 1995............................   1,046,572       $ 2.07
                                                         =========       ======

  (d) FAIR VALUE OF STOCK OPTIONS

     In October 1995, the FASB issued SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123 requires the measurement of the fair value of stock options to be included in the statement of income or disclosed in the notes to financial statements. The Company has determined that it will continue to account for stock-based compensation for employees under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and elect the disclosure-only alternative under SFAS No. 123.

                    ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

     Had compensation cost for the Company's option plan been determined based on the fair value at the grant dates, as prescribed in SFAS No. 123, the Company's net income (loss) (in thousands) and net income (loss) per share would have been as follows:

                                                          1996       1997
                                                          ----       ----
Net (loss) income (in thousands) --
  As reported.........................................  $(14,387)   $14,201
  Pro forma...........................................   (15,623)     9,520
Net (loss) income per share --
  Diluted --
     As reported......................................  $  (0.83)   $  0.63
     Pro forma........................................     (0.90)      0.42
  Basic --
     As reported......................................  $  (0.83)   $  0.66
     Pro forma........................................     (0.90)      0.45

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for grants during the applicable period: no dividend yield and volatility of 58% for all periods; risk-free interest rates of 5.54% to 6.83% for options granted during fiscal 1996 and 6.42% to 6.76% for options granted during fiscal 1997; and a weighted average expected option term of 7.5 years for all periods. The weighted average fair value per share of options granted during 1996 and 1997 was $12.83 and $23.49, respectively.

  (e) EMPLOYEE STOCK PURCHASE PLANS

     In February 1986, the Company's Board of Directors approved the 1986 Employees' Stock Purchase Plan, under which the Board of Directors could grant stock purchase rights for a maximum of 1,1400,000 shares through November 1995. In December 1995, the Company's Board of Directors approved the 1995 Employees' Stock Purchase Plan, under which the Board of Directors may grant stock purchase rights for a maximum of 500,000 shares through November 2005. In October 1997, the Company's Board of Directors approved the 1998 Employee Stock Purchase Plan, under which the Board of Directors may grant stock purchase rights for a maximum of 1,000,000 shares through September 30, 2007.

     Participants are granted options to purchase shares of common stock on the last business day of each semiannual payment period for 85% of the market price of the common stock on the first or last business day of such payment period, whichever is less. The purchase price for such shares is paid through payroll deductions, and the current maximum allowable payroll deduction is 10% of each eligible employee's compensation. Under the plans, the Company issued 72,064 shares, 50,220 shares, 81,586 shares and 127,547 shares during fiscal 1995, 1996 and 1997 and the nine months ended March 31, 1998, respectively. As of March 31, 1998, there were 1,000,000 shares available for future issuance under the 1998 Employee Stock Purchase Plan. No shares of common stock were available for future issuance under the 1986 Employee Stock Purchase Plan or the 1995 Employees' Stock Purchase Plan.

  (f) STOCKHOLDER RIGHTS PLAN

     During fiscal 1998, the Board of Directors of the Company adopted a Stockholder Rights Agreement (the "Rights Plan") and distributed one Right for each outstanding share of Common Stock. The Rights were issued to holders of record of Common Stock outstanding on March 12, 1998. Each share of Common Stock issued after March 12, 1998 will also include one Right, subject

                    ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES
to certain limitations. Each Right when it becomes exercisable will initially entitle the registered holder to purchase from the Company one one-hundredth (1/100(th)) of a share of Series A Preferred Stock at a price of $175.00 (the "Purchase Price").

     The Rights will become exercisable and separately transferable when the Company learns that any person or group has acquired beneficial ownership of 15% or more of the outstanding Common Stock or on such other date as may be designated by the Board of Directors following the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer for outstanding Common Stock that could result in the offeror becoming the beneficial owner of 15% or more of the outstanding Common Stock. In such circumstances, holders of the Rights will be entitled to purchase, for the Purchase Price, a number of hundredths of a share of Series A Preferred Stock equivalent to the number of shares of Common Stock (or, in certain circumstances, other equity securities) having a market value of twice the Purchase Price. Beneficial holders of 15% or more of the outstanding Common Stock, however, would not be entitled to exercise their Rights in such circumstances. As a result, their voting and equity interests in the Company would be substantially diluted if the Rights were to be exercised.

     The Rights expire in March 2008, but may be redeemed earlier by the Company at a price of $.01 per Right, in accordance with the provisions of the Rights Plan.

  (g) EMPLOYEE STOCK OWNERSHIP PLAN

     In January 1987, CDI established an Employee Stock Ownership Plan and Trust (the Plan) which covers substantially all employees who have attained the age of 21, completed 1,000 hours of service during the initial plan year in which they have their first hour of service and are not covered by any collective bargaining agreement. CDI makes discretionary contributions to the Plan on an annual basis based on 10% of all eligible employees' base salaries. The common stock shares are then allocated based on a formula determined by management. CDI's discretionary contributions for the years ended June 30, 1996 and 1997 and the nine months ended March 31, 1998 were approximately $250,000, $338,000 and $478,000, respectively. The Plan also provides for the repurchase of common stock upon the employee's termination of employment. In connection with the merger between the Company and CDI, contributions to this Plan ceased as of May 27, 1998.

  (h) RESTRICTED STOCK

     CDI has stockholders agreements with all existing stockholders that provide for the repurchase of common stock upon their termination of employment.

(9) INCOME TAXES

     The Company accounts for income taxes under the provisions of SFAS No. 109, Accounting for Income Taxes. Under the liability method specified by SFAS No. 109, a deferred tax asset or liability is measured based on the difference between the financial statement and tax bases of assets and liabilities, as measured by the enacted tax rates.

                    ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

     The provisions for income taxes shown in the accompanying consolidated statements of operations are composed of the following (in thousands):

                                                        YEARS ENDED JUNE 30,
                                                     ---------------------------
                                                      1995      1996      1997
                                                      ----      ----      ----
Federal --
  Current..........................................  $1,713    $4,933    $ 7,174
  Deferred.........................................   2,327      (264)     1,092
State --
  Current..........................................     103       966      1,011
  Deferred.........................................     552         6        198
Foreign --
  Current..........................................     159       505        692
                                                     ------    ------    -------
                                                     $4,854    $6,146    $10,169
                                                     ======    ======    =======

     The provision for income taxes differs from the federal statutory rate due to the following:

                                                         YEARS ENDED JUNE 30,
                                                      --------------------------
                                                      1995    1996(1)    1997(1)
                                                      ----    -------    -------
Federal tax at statutory rate.......................  34.0%    34.5%      34.5%
State income tax, net of federal tax benefit........   5.7      5.5        5.6
Foreign tax.........................................  (2.1)     1.2       (0.9)
Tax credits generated...............................  (1.1)    (5.0)      (4.1)
Permanent differences, net..........................   2.8      2.2        1.3
Valuation allowance and other.......................   1.3     (0.4)      (0.5)
                                                      ----     ----       ----
  Provision for income taxes........................  40.6%    38.0%      35.9%
                                                      ====     ====       ====

---------------
(1) Calculated based on pretax income, before nondeductible charges for in-process research and development, of $14,850,000 and $26,704,000 for 1996 and 1997, respectively.

     The components of the net deferred tax liability recognized in the accompanying consolidated balance sheets are as follows (in thousands):

                                                             JUNE 30,
                                                       --------------------
                                                         1996        1997
                                                       --------    --------
Deferred tax assets..................................  $  7,418    $  6,344
Deferred tax liabilities.............................   (16,424)    (14,908)
                                                       --------    --------
                                                         (9,006)     (8,564)
Valuation allowance..................................    (1,425)         --
                                                       --------    --------
                                                       $(10,431)   $ (8,564)
                                                       ========    ========

                    ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

     The approximate tax effect of each type of temporary difference and carryforwards is as follows (in thousands):

                                                              JUNE 30,
                                                         ------------------
                                                          1996       1997
                                                          ----       ----
Revenue related........................................  $(6,974)   $(8,430)
Foreign operating losses...............................    1,425      1,063
Nondeductible reserves and accruals....................    1,523      1,118
Intangible assets......................................   (3,819)    (2,241)
Accounting methods.....................................   (1,235)      (143)
Other temporary differences............................       74         69
                                                         -------    -------
                                                         $(9,006)   $(8,564)
                                                         =======    =======

     The decrease in valuation allowance during 1997 resulted from the utilization of previously reserved tax assets. The foreign operating loss carryforwards expire at various dates through 2011.

(10) OPERATING LEASES

     The Company leases its facilities and various office equipment under noncancelable operating leases with terms in excess of one year. Rent expense charged to operations was approximately $2,227,000, $3,418,000, $5,017,000, $3,762,000 and $4,692,000 for the years ended June 30, 1995, 1996 and 1997 and the nine months ended March 31, 1997 and 1998, respectively. Future minimum lease payments under these leases as of June 30, 1997 are as follows (in thousands):

                                                             AMOUNT
                                                            -------
Year Ending June 30,
  1998....................................................  $ 4,440
  1999....................................................    4,027
  2000....................................................    3,830
  2001....................................................    3,498
  2002....................................................    3,476
  Thereafter..............................................    4,001
                                                            -------
                                                            $23,272
                                                            =======

(11) SALE OF INSTALLMENTS RECEIVABLE

     The Company sold, with limited recourse, certain of its installment contracts to two financial institutions for $28,895,000, $30,210,000 and $44,063,000 during fiscal 1996 and 1997 and the nine months ended March 31, 1998, respectively. The financial institutions have partial recourse to the Company only upon nonpayment by the customer under the installments receivable. The amount of recourse is determined pursuant to the provisions of the Company's contracts with the financial institutions and varies depending on whether the customers under the installment contracts are foreign or domestic entities. Collections of these receivables reduce the Company's recourse obligation, as defined. The Company records these transactions as sales of financial assets in accordance with SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, as it surrenders control to these receivables upon transfer.

     At March 31, 1998, the balance of the uncollected principal portion of the contracts sold with partial recourse was approximately $87,659,000. The Company's potential recourse obligations

                    ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES
related to these contracts is approximately $5,000,000. In addition, the Company is obligated to pay additional costs to the financial institutions in the event of default by the customer.

(12) COMMITMENTS

     The Company has entered into agreements with six executive officers providing for the payment of cash and other benefits in certain events of their voluntary or involuntary termination within three years following a change in control. Payment under these agreements would consist of a lump sum equal to approximately three years of each executive's annual taxable compensation. The agreements also provide that the payment would be increased in the event that it would subject the officer to excise tax as a parachute payment under the federal tax code. The increase would be equal to the additional tax liability imposed on the executive as a result of the payment.

(13) RETIREMENT PLAN

     The Company maintains a defined contribution retirement plan under Section 401(k) of the Internal Revenue Code covering all eligible employees, as defined. Under the plan, a participant may elect to defer receipt of a stated percentage of his or her compensation, subject to limitation under the Internal Revenue Code, which would otherwise be payable to the participant for any plan year. The Company may make discretionary contributions to this Plan. No such contributions were made during 1995 or 1996. During 1997, the plan was modified to provide, among other changes, for the Company to make matching contributions equal to 25% of pretax employee contributions up to a maximum of 6% of an employee's salary. During the fiscal year ended June 30, 1997 and the nine months ended March 31, 1997 and 1998, the Company made matching contributions of approximately $385,000, $175,000 and $598,000, respectively.

     CDI also maintains a deferred contribution (401k) profit sharing plan covering all full-time employees. Under the plan, a participant may elect to defer receipt of a stated percentage of his or her compensation, subject to limitation under the Internal Revenue Code, which would otherwise be payable to the participant for any plan year. The plan provides for CDI to make matching contributions equal to 50% of pretax employee contributions up to a maximum of 6% of an employee's salary. In addition, CDI may make discretionary contributions to the plan determined annually by management. During the fiscal year ended June 30, 1997 and the nine months ended March 31, 1998, CDI made matching contributions of approximately $183,000 and $314,000, respectively.

     The Company does not provide postretirement benefits to any employees as defined under SFAS No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions.

(14) JOINT VENTURES

     In May 1993, the Company entered into an Equity Joint Venture agreement with China Petrochemical Technology Company to form a limited liability company governed by the laws of the People's Republic of China. This company has the nonexclusive right to distribute the Company's products within the People's Republic of China. The Company invested $300,000 on August 6, 1993, which represents a 30% equity interest in the joint venture.

     In November 1993, the Company invested approximately $100,000 in a Cyprus-based corporate joint venture, representing approximately a 14% equity interest. The Company had a two-year option to purchase additional shares in the joint venture corporation, which would increase its equity interest to 22.5%. In December 1995, the Company exercised its option to acquire these additional shares for approximately $125,000.

                    ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

     The Company is accounting for these investments using the equity method. The net investments are included in other assets in the accompanying consolidated balance sheets. In the accompanying consolidated statements of operations for the years ended June 30, 1995, 1996 and 1997 and the nine months ended March 31, 1997 and 1998, the Company has recognized approximately $22,000, $10,000, $26,000, $0 and $45,000, respectively, as its portion of the income from these joint ventures.

(15) ACCRUED EXPENSES

     Accrued expenses in the accompanying consolidated balance sheets consist of the following (in thousands):

                                                   JUNE 30,
                                              ------------------    MARCH 31,
                                               1996       1997        1998
                                               ----       ----      ---------
Income taxes................................  $ 2,728    $ 6,711     $ 9,172
Payroll and payroll-related.................    5,672      3,713       5,432
Royalties and outside commissions...........    4,437      2,168       2,321
Other.......................................    3,580      5,376       4,878
                                              -------    -------     -------
                                              $16,417    $17,968     $21,803
                                              =======    =======     =======

(16) RELATED PARTY TRANSACTION

     Smart Finance & Co., a company of which a director of the Company is the President, provides advisory services to the Company from time to time. In fiscal 1996 and 1997 and the nine months ended March 31, 1998, payments of approximately $72,000, $222,000 and $43,000, respectively, were made by the Company to Smart Finance & Co. as compensation for services rendered.

(17) FINANCIAL INFORMATION BY GEOGRAPHIC AREA

     Domestic and export sales as a percentage of total revenues are as follows:

                                                               NINE MONTHS ENDED
                                   YEARS ENDED JUNE 30,            MARCH 31,
                                 -------------------------     -----------------
                                 1995      1996      1997       1997       1998
                                 ----      ----      ----       ----       ----
United States..................   52.2%     58.0%     50.0%     51.6%      54.7%
Europe.........................   27.7      24.4      30.6      23.8       27.8
Japan..........................   11.4       9.0       8.7      15.3       10.8
Other..........................    8.7       8.6      10.7       9.3        6.7
                                 -----     -----     -----     -----      -----
                                 100.0%    100.0%    100.0%    100.0%     100.0%
                                 =====     =====     =====     =====      =====

     Revenues, income (loss) from operations and identifiable assets for the Company's United States, European and Asian operations are as follows (in thousands). The Company has intercompany distribution arrangements with its subsidiaries. The basis for these arrangements, disclosed below as transfers between geographic locations, is cost plus a specified percentage for services and a commission rate for sales generated in the geographic region.

                    ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

                                  UNITED STATES   EUROPE    ASIA   ELIMINATIONS  CONSOLIDATED
                                  -------------  -------   ------  ------------  ------------
Year ended June 30, 1995 --
  Revenues......................    $ 64,819     $ 1,200   $   --    $     --      $ 66,019
  Transfers between geographic
     locations..................          --      10,912    4,463     (15,375)           --
                                    --------     -------   ------    --------      --------
          Total revenues........    $ 64,819     $12,112   $4,463    $(15,375)     $ 66,019
                                    ========     =======   ======    ========      ========
Income from operations..........    $  7,904     $ 1,113   $  313    $     --      $  9,330
                                    ========     =======   ======    ========      ========
Identifiable assets.............    $ 78,555     $ 4,237   $  416    $     51      $ 83,259
                                    ========     =======   ======    ========      ========
Year ended June 30, 1996 --
  Revenues......................    $111,304     $ 3,506   $    8    $     --      $114,818
  Transfers between geographic
     locations..................          --      13,771    4,645     (18,416)           --
                                    --------     -------   ------    --------      --------
          Total revenues........    $111,304     $17,277   $4,653    $(18,416)     $114,818
                                    ========     =======   ======    ========      ========
Income (loss) from operations...    $(10,363)    $  (102)  $   15    $     --      $(10,450)
                                    ========     =======   ======    ========      ========
Identifiable assets.............    $192,016     $11,391   $  414    $(45,814)     $158,007
                                    ========     =======   ======    ========      ========
Year ended June 30, 1997 --
  Revenues......................    $184,193     $ 9,833   $   44    $     --      $194,070
  Transfers between geographic
     locations..................          --      23,588    8,099     (31,687)           --
                                    --------     -------   ------    --------      --------
          Total revenues........    $184,193     $33,421   $8,143    $(31,687)     $194,070
                                    ========     =======   ======    ========      ========
Income from operations..........    $ 15,959     $ 2,622   $  594    $     --      $ 19,175
                                    ========     =======   ======    ========      ========
Identifiable assets.............    $232,599     $ 7,493   $1,191    $(53,564)     $187,719
                                    ========     =======   ======    ========      ========

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

   (a)   Financial Statements of Business Acquired.

         Because the impact of the acquired business does not meet the minimum materiality threshold of Rule 3-05(b)(2)(i) of Regulation S-X, financial information of the acquired business is not required to be filed pursuant to
Item 7(a) of this Form 8-K.

   (b)   Pro Forma Financial Information.

         Because (i) separate financial statements of the acquired business are not required to be included in this filing and (ii) the acquisition of Chesapeake does not constitute a significant business combination under Rule 11-01(b)(1) of Regulation S-X, pro forma financial information is not required to be filed pursuant to Item 7(b) of this Form 8-K.

   (c)   Exhibits.

   EXHIBIT
   NUMBER            DESCRIPTION
   -------           -----------

     2.1* Agreement and Plan of Reorganization dated as of April 28, 1998, among Aspen Technology, Inc., AT Acquisition Corp., Chesapeake Decision Sciences, Inc. and Dr. Thomas E. Baker

    23.1      Consent of Arthur Andersen LLP, Independent Public Accountants

    99.1      Press release of Aspen Technology dated August 11, 1998


------------
* Filed previously with Current Report on Form 8-K of Aspen Technology, Inc. dated May 27, 1998.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

                                      ASPEN TECHNOLOGY, INC.

Date: September 17, 1998              By: /s/ LISA W. ZAPPALA
                                          -------------------------------------
                                          Lisa W. Zappala
                                          Chief Financial Officer

                                  EXHIBIT INDEX


   EXHIBIT
   NUMBER     DESCRIPTION
   -------    -----------

     2.1* Agreement and Plan of Reorganization dated as of April 28, 1998, among Aspen Technology, Inc., AT Acquisition Corp., Chesapeake Decision Sciences, Inc. and Dr. Thomas E. Baker

    23.1      Consent of Arthur Andersen LLP, Independent Public Accountants

    99.1      Press release of Aspen Technology dated April 11, 1998


-----------
* Filed previously with Current Report on Form 8-K of Aspen Technology, Inc. dated May 27, 1998.